UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 15, 2009
NRG Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239

(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center	Princeton, NJ 08540

(Address of Principal Executive Offices)	(Zip Code)
609-524-4500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-3.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On October 15, 2009, Robert C. Flexon, Executive Vice President and Chief Financial Officer, informed NRG Energy, Inc. (the “Company”) that he will be resigning from the Company, effective November 2, 2009, to assume the position of President and Chief Executive Officer of Foster Wheeler USA Corporation, a subsidiary of Foster Wheeler AG.
     While the Company conducts an internal and external search for a new Chief Financial Officer, Gerald Luterman was appointed Interim Chief Financial Officer of the Company on October 15, 2009, effective November 3, 2009. Mr. Luterman, 65, has served as a Director of the Company since April 2009. Prior to his appointment to the Company’s Board of Directors, Mr. Luterman served as Executive Vice President and Chief Financial Officer of Keyspan Corporation from August 1999 until his retirement in September 2007 following National Grid’s acquisition of Keyspan.
     Mr. Luterman will continue to serve on the Company’s Board as a non-independent director during his service as Interim Chief Executive Officer. NRG expects Mr. Luterman to serve as the Chief Financial Officer of the Company through the successful conclusion of the search process for a permanent replacement which is expected to last at least through the announcement of the Company’s full year 2009 financial results anticipated to be released in late February 2010. Mr. Luterman’s compensation for his interim service will be $100,000 monthly.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On October 15, 2009, the Board of Directors of the Company approved certain amendments to Article II, Section 11 and Article III, Section 7, of the Company’s Bylaws, as well as other conforming changes and non-substantive changes.
     Article II , Section 11, which governs submission of a proposal by a stockholder, was amended to require a stockholder to include the following additional information in the advance notice to the Company: the class and number of shares owned (beneficially and of record) by the stockholder; a description of any agreements the stockholder has with affiliates or third parties concerning the stockholder proposal or director nomination; a description of any derivative positions, profit interests, and borrowed or loaned shares the stockholder has with respect to the Company’s stock; a representation that the stockholder is entitled to vote at the meeting and intends to attend the meeting to present the proposal or director nomination; and whether the stockholder intends to conduct a proxy solicitation.
     Article II, Section 11 was also amended to require a stockholder nominating a person for election as a director to include in the advance notice: certain biographical information about each director nominee; description of any compensation, agreements, or other material relationships between the stockholder and the proposed nominee; and a questionnaire regarding the nominee’s background and qualifications completed by each director nominee.

     Article III, Section 7 (Other Meetings and Notice), was amended to provide that the Chief Executive Officer, the Chairman of the Board or a majority of the Board may call a special meeting of the Board.
     The preceding is qualified in its entirety by reference to the Company’s Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
          (d) Exhibits.

Exhibit
Number	Document
3.1	Amended and Restated Bylaws of NRG Energy, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NRG Energy, Inc.
(Registrant)

By:	/s/ Michael R. Bramnick
Michael R. Bramnick
Senior Vice President and General Counsel
Dated: October 21, 2009

Exhibit Index

Exhibit
Number	Document
3.1	Amended and Restated Bylaws of NRG Energy, Inc.